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     Exhibit 10(a)(a) to Annual Report on Form 10-K for Symix Systems, Inc.

                               SYMIX SYSTEMS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE OF THE PLAN. The purpose of the Symix Systems, Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Symix Systems, Inc. (the "Company") and/or its subsidiaries with an opportunity to acquire an equity interest in the Company through the purchase of common shares of the Company ("Common Shares"), and thus develop an incentive to remain with the Company and/or its subsidiaries, and to provide a means for employees to share in the future success of the Company. The proceeds from the Plan will provide additional capital for the Company, which will be used for general corporate purposes. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan is to be construed accordingly.

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three members who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company. Each member of the Committee must be an outside director of the Company and shall not be eligible to participate in the Plan. Subject to express provisions of the Plan and to such instructions and limitations as the Board of Directors of the Company may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the plan. Any determination, decision or action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

         The Committee may delegate any portion of its authority to administer the Plan on a day-to-day basis to such officers of the Company as it may deem appropriate; provided that any discretionary decisions with respect to participation in the Plan by any executive officers or other persons subject to
Section 16 of the Securities Exchange Act may be made only by the Committee.

         3. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on March 1, 1996.

         4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Paragraph 17 herein, not more than 100,000 Common Shares of the Company shall be offered under the Plan. The Common Shares subject to the Plan may be authorized and unissued Common Shares or previously issued Common Shares acquired by the Company and held as treasury shares.



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         5. OFFERINGS UNDER THE PLAN. After the Plan has become effective, one or more "Offerings", as determined by the Committee, may be made to eligible employees to purchase Common Shares subject to the Plan. The Offerings may be consecutive or concurrent as determined by the Committee. With respect to each Offering, the Committee shall specify an Offering Period and the maximum number of Common Shares that may be purchased under the Offering. The Offering Period shall not exceed twelve (12) months. Common Shares not sold under one Offering may be offered again in any subsequent Offering.

         The first business day of the month designated by the Committee as the start of the Offering Period applicable to an Offering shall be the "Effective Date" of such Offering under the Plan.

         6. ELIGIBILITY. Subject to the terms of this Plan, any employee of the Company (and any employee of any subsidiary of the Company which from time to time may be designated by the Committee for inclusion in an Offering under the Plan under Paragraph 20 hereof) who is employed by the Company at the Effective Date of an Offering, and who is or will be customarily employed for more than twenty (20) hours per week and for more than five (5) months per year, may participate in Offerings under the Plan, with the exception that all 5% shareholder employees and all directors and officers of the Company are not eligible to participate in the Offerings under the Plan. For purposes of the Plan, a "5% shareholder employee" is an employee of the Company or a subsidiary of the Company who owns greater than 5% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company.

         Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny participation in any Offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof).

         Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any employee to be granted an Option under the Plan:

         (a) If, immediately after such Option is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of the Company or of any subsidiary of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or such subsidiary; or

         (b) Which permits an employee's rights to purchase Common Shares under all employee stock purchase plans of the Company and of its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of Common Shares (determined as of the date such right is granted) for each calendar year in which such right is outstanding at any time.

For the purpose of clause 6(a) above, the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of each employee. For the purpose of Clause



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(b) above, the provisions of Section 423(b)(8) of the Code shall apply in determining whether an employee's Options and other rights are permitted to accrue at a rate in excess of the permitted rate.

         7. PARTICIPATION IN OFFERINGS. Except as may be otherwise provided for herein, each employee who is eligible for and elects to participate in an Offering shall be granted Options for as many full Common Shares as he may elect to purchase during that Offering, to be paid by payroll deductions during such period; provided, however, that the amount elected must be in whole dollars or percentages, the minimum deductions of an employee shall not be at a rate less than Twenty Dollars ($20.00) per month and the maximum deductions shall not be at a rate exceeding ten percent (10%) of the base salary of an employee. Subject to this Paragraph 7, all such eligible employees shall be granted the same rights and privileges under each such Offering.

         The "Annual Enrollment Date" for any Offering shall be the Effective Date. In order to participate in the Offering an eligible employee must enroll by completing and forwarding (i) an "Enrollment/Change Form" to the Committee at least twenty (20) days prior to the Annual Enrollment Date and (ii) an "Authorization for Payroll Deductions" form to the appropriate payroll location at least twenty (20) days prior to the Annual Enrollment Date for the Offering; provided, however, that an eligible employee hired during the twenty (20) day period prior to the Annual Enrollment Date may participate in the Plan by filing an Enrollment/Change Form and Authorization for Payroll Deductions form on or before such Annual Enrollment Date. Notwithstanding any provision contained herein, for the initial Annual Enrollment Date for the Plan, the Enrollment/Change Form and the Authorization for Payroll Deductions form must be completed and forwarded prior to March 9, 1996, unless extended by the officers of the Company. The Authorization for Payroll Deductions form will authorize a regular payroll deduction from that employee's compensation during the Offering Period applicable to that Offering, commencing with the Annual Enrollment Date following timely receipt of such authorization. Payroll deductions may not be retroactive.

         The amounts withheld through such payroll deductions shall be credited to each Participant's cash account (the "Cash Account"). The withholdings for each calendar month from compensation of a Participant shall be made on a date or dates specified by the Company (the "payroll deduction date(s)"). Such amounts will be delivered to a custodian for the Plan selected by the Company (the "Custodian") and held pending the purchase of Common Shares as described in Paragraph 10 hereof.

         Subject to the other limitations of this Paragraph 7, a Participant may, by written notice to the Company at least twenty (20) days prior to any payroll deduction date, increase or decrease the amount of his payroll deduction as of such payroll deduction date; provided, however, that a Participant's payroll deduction may be changed only twice during any Offering.

         Notwithstanding the foregoing, a Participant may by written notice to the Company at least twenty (20) days prior to any payroll deduction date discontinue payroll



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deductions as of such payroll deduction date. Payroll deductions may not thereafter be resumed until the next Annual Enrollment Date.

         A Participant may withdraw from the Offering entirely at any time prior to the Option Date (as defined in Paragraph 8) for the Offering by delivering a "Withdrawal Notice" to the Company. If such notice is received by the Company at least twenty (20) business days prior to the Option Date, the Participant's Cash Account balance will not be used to purchase Common Shares on the Option Date. Instead, the Cash Account balance will be refunded to the Participant. The Participant will not be eligible to re-enroll in that Offering, but may resume participation on the Annual Enrollment Date for the next Offering. In addition, the Committee may impose such other restrictions on the right to withdraw from Offerings as it may deem appropriate.

         8. GRANT OF OPTIONS. Options to purchase Common Shares shall be granted to Participants who elect to participate in an Offering. Such Options may be exercised on the last business day of the Offering (each such last business day is referred to herein as an "Option Date"). The number of Common Shares subject to Options on each Option Date shall not exceed the number of shares authorized for issuance during the applicable Offering. Options granted for each Offering shall terminate following the close of business on the Option Date for the Offering to the extent such Options are not exercised on such Option Date.

         9. INTEREST ON CASH ACCOUNTS. The payroll deductions and other funds held in Participants' Cash Accounts shall bear interest at a rate as may be agreed upon by the Company and the Custodian.

         10. PURCHASE PRICE AND EXERCISE OF OPTIONS. The purchase price for a Common Share under each Offering shall be determined by the Committee prior to the Effective Date of each Offering and shall be stated as a percentage of the fair market value of a Common Share on either the Option Date or the Effective Date, whichever is the lesser, but the purchase price shall not be less than the lesser of ninety percent (90%) of the per share fair market value of the Common Shares as of the Effective Date for the Offering or ninety percent (90%) of the per share fair market value of the Common Shares as of the Option Date for the Offering.

         The fair market value of a Common Share on any date shall be the closing price per share of the Common Shares on the NASDAQ National Market System or on any national stock exchange on such date or, if no such sales of Common Shares are made on such date, on the next preceding date on which sales of Common Shares were made on NASDAQ or on any national stock exchange.

         Each Option shall be exercised on the Option Date with respect to such Option. Each Participant automatically and without any act on his part will be deemed to have exercised an Option on each Option Date to the extent that the amount in his Cash Account on such Option Date is sufficient to purchase whole Common Shares on the Option Date. Fractional Common Shares will not be issued under the Plan. Any



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remaining amount credited to a Participant's Cash Account which is not sufficient to purchase a whole Common Share shall remain in such Participant's Cash Account for use in the next Offering unless withdrawn by the Participant.

         The Company shall deliver to the Custodian as soon as practicable after each Option Date a certificate for the total number of whole Common Shares purchased by all Participants on such Option Date. If the aggregate Cash Account balances of all Participants on any Option Date exceeds the amount required to purchase all of the Common Shares subject to Options on that Option Date, then the Option Shares (as defined in Paragraph 18 hereof), shall be allocated as provided in Paragraph 18 hereof.

         The Custodian shall establish and maintain a separate share account for each Participant (a "Share Account"), which shall be credited with the number of whole Common Shares purchased on each Option Date by each Participant. A Participant may withdraw the Common Shares credited to his Share Account on a first-in-first-out basis by written notice to the Custodian at least twenty (20) days prior to an Annual Enrollment Date. A Participant may withdraw all or a portion of the Common Shares which were credited to his Share Account on or prior to the Option Date immediately preceding such Annual Enrollment Date. A Participant will be charged a fee by the Custodian for each such withdrawal. The amount of such fee shall be as agreed from time to time by the Custodian and the Company. The initial fee shall be $5.00 per withdrawal. The Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares he wishes to withdraw from his Share Account. At least annually, there shall be delivered to each Participant a statement of his Share Account showing the number of Common Shares purchased during the preceding twelve months (or lesser period of existence of the Offering), the Option prices paid for the Common Shares, the dates of purchase of the Common Shares, and the amount to be included in the ordinary income of the Participant at such time as the Common Shares are sold, as prescribed by Section 423(c) of the Code.

         Society National Bank, N.A. shall be the initial Custodian. The Company may remove any Custodian, and any Custodian may resign, upon 60 days' notice in writing to the other party, as the case may be. Any successor Custodian shall be appointed by the Company. The Company shall pay all fees and costs of the Custodian as agreed between the Company and the Custodian from time to time, except for the withdrawal fees payable by Participants as described above.

         The Company may, at any time after the end of an Offering Period, close the Cash Accounts of employees not participating in another Offering under the Plan, in which case any balance in such Cash Accounts which constitutes the Participants' payroll deductions will be refunded to the employees. Any balance remaining in the Cash Account of a Participant after the end of an Offering Period shall remain in the Participant's Cash Account for use in the next Offering.

         The Company may, at any time after the end of an Offering Period, close the Share Accounts related to such Offering, in which case the Custodian shall deliver to



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each Participant in that Offering a share certificate issued in his name for the number of whole Common Shares credited to his Share Account, without charging a withdrawal fee.

         11. REGISTRATION OF CERTIFICATES. Common Shares withdrawn by Participants will be registered, and share certificates therefor will be issued, only in the name of the Participant.

         12. RIGHTS AS SHAREHOLDERS. With respect to Common Shares subject to an Option, pending exercise of such Option, the Participant shall not be deemed to be a shareholder and shall not have any of the rights or privileges of a shareholder. A Participant who has exercised an Option shall have the rights and privileges of a shareholder immediately following such exercise.

         13. USE OF PLAN FUNDS. Subject to Paragraph 10 hereof, all amounts received by the Company upon exercise of Options granted under the Plan may be used for any corporate purpose or purposes of the Company.

         14. TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates for any reason, including death, disability, retirement or other cause, his participation in the Plan automatically and without any act on his part shall terminate as of the date of termination of his employment. As soon as practicable following the Participant's termination of employment, the Company shall refund to such Participant (or beneficiary, in the case of the Participant's death) any and all amount in his Cash Account and the Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares credited to his Share Account through prior Offerings.

         15. RESTRICTION UPON ASSIGNMENT. Options granted to a Participant under the Plan shall not be transferable (including pledge or hypothecation), and shall be exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his Options or of any rights under his Options.

         16. GOVERNMENT REGULATIONS. The Company's obligation to issue, sell or deliver any Common Shares under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such Common Shares. The Company shall not be required to issue, sell or deliver any Common Shares under this Plan prior to (a) the approval of such Common Shares for quotation on NASDAQ as National Market Systems Securities or for listing on any national stock exchange, and (b) the completion of any registration or other qualification of such Common Shares under any state or Federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion shall determine to be necessary or advisable.

         17. ADJUSTMENT OF SHARES UPON CHANGES IN CAPITALIZATION.
Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Shares, by reason of a dividend payable in Common Shares, recapitalization, merger,



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consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding subscription rights, the purchase price per share (in the case of shares subject to outstanding subscription rights), and the number and class of shares which may be subscribed to by any one employee, and such other adjustments shall be made as may be deemed equitable by the Committee.

         18. PROPORTIONATE DISTRIBUTION. If the aggregate Cash Account balances of all Participants on any Option Date exceeds the amount required to purchase all of the Common Shares subject to Options on that Option Date ("Option Shares"), then the Option Shares shall be allocated pro rata among the Participants in the proportion that the number of Option Shares bears to the number of Common Shares that could have been purchased with such aggregate amount available, if an unlimited number of Common Shares were available for purchase; provided, however, that no reduction shall prohibit any employee participating in that Offering from purchasing at least five (5) full Common Shares during the course of the Offering. Any balances remaining in Participants' Cash Accounts due to over subscription will remain in the Participants' Cash Accounts for use in the next Offering unless withdrawn by the Participant.

         19. DIVIDEND REINVESTMENT. All cash dividends paid, if any, with respect to the Common Shares credited to a Participant's Share Account shall be added to the Participant's Cash Account and thereby shall be applied to exercise Options to purchase whole Common Shares on the Option Date next succeeding the date such cash dividends are paid by the Company. An election to leave Common Shares with the Custodian shall constitute an election to apply the cash dividends with respect to such shares to the exercise of Options hereunder. Common Shares so purchased shall be applied to the shares credited to each Participant's Share Account.

         20. DESIGNATION OF SUBSIDIARIES FOR INCLUSION IN OFFERINGS. At any time and from time to time the Committee may designate for inclusion in an Offering under the Plan any corporation which, on the Effective Date of that Offering, is a subsidiary (as defined in Section 424(f) of the Code) of the Company.

         21. AMENDMENT OF THE PLAN. To the extent permitted by law, the Committee may at any time and from time to time make such changes in the Plan and additions to it as the Committee deems advisable; provided, however, that, except as provided in Paragraphs 17, 18 and 20 hereof, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Committee may not make any changes or additions which would adversely affect subscription rights or Options previously granted under the Plan and may not, without approval of the shareholders of the Company, make any changes or additions which would (a) increase the aggregate number of Common Shares subject to the Plan or which may be subscribed to by an employee, (b) decrease the minimum purchase price for a Common Share, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.


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         22. DURATION AND TERMINATION OF THE PLAN. The Plan shall terminate upon the earlier to occur of the following two events:

         (a) The purchase by employees of all of the Common Shares subject to the Plan; or

         (b) The termination of the Plan by the Board of Directors of the Company.

         In addition, if the Plan is not approved by the Company's Shareholders prior to December 30, 1996, the Plan will automatically terminate, and each Participant will receive a refund of the amounts credited to his Cash Account.

         No termination of the Plan shall affect Options or subscription rights previously granted under this Plan.